Exhibit 99.1

FOR IMMEDIATE RELEASE

Comverge Reports First Quarter 2009 Financial Results

East Hanover, N.J., May 7, 2009 – Comverge, Inc. (NASDAQ: COMV), a leading provider of comprehensive smart grid, demand management, and energy efficiency solutions, today announced first quarter financial and operating results for 2009.

“Our first quarter performance was notable with several major turnkey and VPC contract wins, a robust pipeline of opportunities, and our future contracted revenues climbing to over a half billion dollars,” said Robert M. Chiste, Chairman, President and CEO of Comverge. “These results, and the addition of 450 megawatts under management in the quarter, underscore the continued confidence placed in Comverge by its utility customers as they increasingly utilize our demand management solutions in their movement toward demand response and energy efficiency as a significant source of clean energy.”

Chiste continued, “Our VPC execution was solid as we built out a record 52 megawatts of capacity in our programs while generating positive cash from operations on the cash flow statement during the quarter. In addition, the introduction of our commercially available Apollo software platform in March was a significant milestone and again demonstrates our leadership in developing innovative smart grid technology. We have strong momentum and I am optimistic about the outlook for our performance in the remainder of this year.”

Financial Summary

First quarter revenues for 2009 were $11.6 million compared to $10.5 million in the first quarter of 2008, an 11% increase. Revenues for both periods exclude revenues from our residential VPC contracts, which are deferred and recognized in the fourth quarter. Deferred revenue on the balance sheet from the VPC contracts was $11.5 million as of March 31, 2009 compared to $4.3 million at year-end 2008, an increase of $7.2 million during the first quarter of 2009. The $7.2 million increase during the first quarter of 2009 is a 38% increase compared to the $5.2 million increase in VPC deferred revenue during the first quarter of 2008.

Adjusted EBITDA for the first quarter of 2009 was negative $6.6 million compared to negative $6.3 million for the first quarter of 2008. Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expense (see Schedule 5 – Reconciliation of Non-GAAP Financial Measure to the Most Directly Comparable GAAP Financial Measure).

Net loss for the first quarter of 2009 was $9.1 million, or $0.43 per share basic and diluted, compared to a net loss of $8.8 million, or $0.42 per share basic and diluted for the first quarter of 2008.

Business Highlights

Comverge first quarter 2009 business highlights include:

-

Entered into a five year contract with Pepco Holdings, Inc. to provide full turnkey services, including an AMI-enabled demand response system totaling over 200 megawatts, as well as installation and marketing services;

-

Entered into Virtual Peaking Capacity® (VPC) contracts with two Maryland utilities. Together, the VPC programs will provide the utilities up to 48 megawatts of clean capacity from commercial and industrial customers;

-	Announced the release of our Apollo™ Demand Response Management System software platform, which has already been purchased by several major utilities;
-	Announced the delivery of our five millionth demand management device;
-	Increased total megawatts under management by 450 megawatts, or 21% during the first quarter of 2009. As of March 31, 2009, total megawatts under management were:
-	Megawatts under long-term contracts, with regulatory approval	754
-	Megawatts under open market programs	1091
-	Megawatts to be provided under turnkey programs	320
-	Megawatts managed for a fee	437
-	Total megawatts	2602

Recent Developments and Current Outlook

Comverge’s management and Board of Directors use three metrics to measure the company’s operational progress: (i) megawatts owned under long-term contracts, (ii) megawatts managed under open market programs, and (iii) estimated future revenues from long-term contracts. We believe these metrics are the most important to the growth and long-term success of the company.

Our 2009 targets for growth in these metrics and our progress towards these metrics in the first quarter of 2009 are:

-- Add a net 275 megawatts of capacity under long-term contracts. 53 megawatts of capacity under long-term contracts were added during the first quarter of 2009;

-- Add a net 225 megawatts in open market programs. 197 megawatts were added in open market programs during the first quarter of 2009; and

-- Add a net $150 million increase in the amount of estimated future revenues from long-term contracts. $52 million in estimated future revenues were added in the first quarter of 2009.

As of the date of this release, we have 919 megawatts under long-term capacity contracts which will contribute to contracted future revenues of $513 million. Of these amounts, 165 megawatts of capacity under long-term contracts representing an expected $114 million in contracted future revenues, are still awaiting regulatory approval. In the event we receive regulatory approval on these 165 megawatts, our total megawatts managed will be 2767 megawatts.

The above statements are based on current expectations. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to publicly update or revise its outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below under the caption “For Comverge Investors” and in our filings with the Securities and Exchange Commission.

Additional Information

Comverge will discuss these first quarter results, as well as its expectations for the future, in a conference call scheduled today at 5:00 p.m. EDT. To participate in the call dial 877-718-5095 or 719-325-4834 for international participants.

An audio replay of the call will be available on the investor relations section of our website beginning May 7, 2009 at 8:00 p.m. and available until May 14, 2009 12:00 a.m. EDT (midnight), by dialing in 888-203-1112 (719-457-0820 for international participants) and using conference code number 6942344.

Additionally, the results will be reported by webcast and available online in the Comverge investor relations section at http://ir.comverge.com. This webcast will be available online and archived on Comverge’s website until August 10, 2009 12:00 a.m. EDT.

Additional financial information can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which has been filed today with the Securities and Exchange Commission.

About Comverge

Comverge, with over 2760 megawatts of clean energy capacity under management, is a leading provider of clean energy solutions that improve grid reliability and supply electric capacity on a more cost effective basis than conventional alternatives by reducing base load and peak load energy consumption. For more information, visit www.comverge.com.

For Comverge Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that we expect will be generated by long-term contracts or open market programs and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving our products, the development and distribution of our products and related services, regulatory changes, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information

Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:

Investor Relations	Media Relations
Michael Picchi	Kristin Mastrandrea
Chief Financial Officer	Communications Manager
770-696-7660, invest@comverge.com	973-947-6169, pr@comverge.com

SCHEDULE 1

COMVERGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue
Product	$4,836	$3,202
Service	6,744	7,251
Total revenue	11,580	10,453

Cost of revenue
Product	3,104	2,040
Service	4,058	4,005
Total cost of revenue	7,162	6,045

Gross profit	4,418	4,408
Operating expenses
General and administrative expenses	7,889	8,326
Marketing and selling expenses	3,759	4,000
Research and development expenses	1,116	368
Amortization of intangible assets	552	656

Operating loss	(8,898)	(8,942)

Interest and other expense (income), net	195	(211)

Loss before income taxes	(9,093)	(8,731)

Provision for income taxes	42	92

Net loss	$(9,135)	$(8,823)

Net loss per share
Basic and diluted	$(0.43)	$(0.42)

Weighted average shares used in computation	21,366,409	20,873,479

SCHEDULE 2

COMVERGE, INC.

SEGMENT INFORMATION

(In thousands)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue:
Utility Products & Services	$6,661	$4,157
Residential Business	3,952	3,326
Commercial & Industrial Business	967	2,970
Total Revenue	$11,580	$10,453

Cost of Revenue:
Utility Products & Services	$3,877	$2,411
Residential Business	2,643	1,546
Commercial & Industrial Business	642	2,088
Total Cost of Revenue	$7,162	$6,045

Gross Profit:
Utility Products & Services	$2,784	$1,746
Residential Business	1,309	1,780
Commercial & Industrial Business	325	882
Total Gross Profit	$4,418	$4,408

SCHEDULE 3

COMVERGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$28,091	$19,571
Restricted cash	1,072	1,968
Marketable securities	20,352	28,276
Billed accounts receivable, net	13,115	18,877
Unbilled accounts receivable	6,392	5,908
Inventory, net	4,810	4,960
Deferred costs	4,098	2,197
Other current assets	1,347	1,273
Total current assets	79,277	83,030

Restricted cash	2,092	2,089
Property and equipment, net	21,900	20,572
Intangible assets, net	9,739	10,251
Goodwill	8,179	8,179
Other assets	976	1,036
Total assets	$122,163	$125,157

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$5,345	$7,672
Accrued expenses	4,975	8,006
Deferred revenue	13,507	6,694
Current portion of long-term debt	4,082	3,226
Other current liabilities	3,290	2,400
Total current liabilities	31,199	27,998

Long-term liabilities
Deferred revenue	2,425	2,220
Long-term debt	26,348	24,888
Other liabilities	2,284	2,391
Total long-term liabilities	31,057	29,499

Stockholders' equity
Common stock	22	22
Additional paid-in capital	222,083	220,638
Common stock held in treasury	(171)	(119)
Accumulated deficit	(162,065)	(152,930)
Accumulated other comprehensive income	38	49
Total shareholders' equity	59,907	67,660
Total liabilities and shareholders' equity	$122,163	$125,157

SCHEDULE 4

COMVERGE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities
Net loss	$(9,135)	$(8,823)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities
Depreciation	250	175
Amortization of intangible assets	679	656
Stock-based compensation	1,387	1,853
Other	91	85
Changes in working capital	8,128	(2,196)
Net cash provided by (used in) operating activities	1,400	(8,250)

Cash flows from investing activities
Changes in restricted cash	893	(2,922)
Purchases of marketable securities	(4,019)	(10,380)
Maturities of marketable securities	11,900	16,780
Purchases of property and equipment	(3,941)	(2,394)
Net cash provided by investing activities	4,833	1,084

Cash flows from financing activities
Borrowings under credit agreement	2,339	1,886
Other	(52)	85
Net cash provided by financing activities	2,287	1,971

Net change in cash and cash equivalents	8,520	(5,195)
Cash and cash equivalents at beginning of period	19,571	39,755
Cash and cash equivalents at end of period	$28,091	$34,560

SCHEDULE 5

COMVERGE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE

(In thousands)

	Three Months Ended
	March 31,
	2009	2008
	(unaudited)	(unaudited)
Net loss	$(9,135)	$(8,823)
Depreciation and amortization	929	831
Interest expense (income), net	191	(208)
Provision for income taxes	42	92
EBITDA	(7,973)	(8,108)
Non-cash stock compensation expense	1,387	1,853
Adjusted EBITDA	$(6,586)	$(6,255)

See "Non-GAAP Financial Information" above in this earnings press release for information on the use of this Non-GAAP financial measure.